UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES

EXCHANGE ACT OF 1934

TUCOWS INC. (Exact Name of Registrant as Specified in its Charter)

Pennsylvania (State of Incorporation or Organization)	23-2707366 (I.R.S. Employer Identification No.)

96 Mowat Avenue, Toronto, Ontario, Canada M6K 3M1 (Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, no par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None

Item 1.     Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the common stock, no par value (the “Common Stock”) of Tucows Inc. (the “Company”). The description of the Common Stock contained in the section entitled “Description of Capital Stock” in the Prospectus included in the Company’s registration statement on Form S-1 (File No. 333-125843), as amended from time to time (the “Registration Statement”), is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.     Exhibits

Under the instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Company are registered on The NASDAQ Stock Market LLC and the Common Stock to be registered hereunder is not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TUCOWS INc.

Date: December 27, 2013	By:	/s/ Michael Cooperman
Name: Michael Cooperman
Title: Chief Financial Officer